EXHIBIT C

MARKED COPIES OF THE APPLICATION SHOWING CHANGES FROM THE FINAL VERSIONS OF THE TWO APPLICATIONS IDENTIFIED AS SUBSTANTIALLY IDENTICAL UNDER RULE 0-5(e)(3)